Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

We hereby consent to the inclusion in this Amendment No. 1 Registration Statement of Alpha One Inc. on Form S-1 of our report dated October 31, 2024, with respect to our audits of the consolidated financial statements of Alpha One Inc. and Subsidiaries for the years ended March 31, 2024 and 2023 and to each of the years in the two-year period ended March 31, 2024.

We also consent to the reference to our Firm under the heading “Experts” in the prospectus.

/s/ Bush & Associates CPA LLC (PCAOB 6797)
Henderson, Nevada
December 13, 2024